Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Lufkin Industries, Inc. on Form S-8 of our report dated March 5, 2003, appearing in the Annual Report on Form 10-K of Lufkin Industries, Inc. for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP Houston, Texas

February 16, 2004

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